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                                                                  Exhibit 23.3

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 18, 1994 relating to the financial statements of Wellfleet Communications, Inc. for the year ended June 30, 1994, appearing on page 19 of Bay Networks, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1996.


PRICE WATERHOUSE LLP


Boston, Massachusetts
January 10, 1997